December 11, 1996



   Board of Trustees
   Conseco Fund Group

   Re:   Registration Statement on Form N-1A

   Gentlemen:

         I am Executive Vice President, Secretary and General Counsel of Conseco, Inc. Lawyers under my supervision and I have acted as counsel to Conseco Fund Group (the Registrant or Trust ) in connection with the
   Registrant s Registration Statement on Form N-1A filed pursuant to the Securities Act of 1933 (the 1933 Act ) and the Investment Company Act of 1940 (the 1940 Act ). This opinion is being furnished pursuant to the 1933 Act in connection with the Registrant s Registration Statement on Form N-1A relating to the shares of beneficial interest that will be issued by the Trust.

         We have examined copies of the Registration Statement and such other documents as we have deemed necessary or appropriate for the giving of this opinion. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Trust.

         Based on the foregoing, I am of the opinion that:

         1. The Trust has been duly organized and is an existing business trust pursuant to the applicable laws of the Commonwealth of Massachusetts;

         2.    The  Trust  is  an investment company registered under the 1940
               Act;

         3.    The shares that will be issued by the Trust as described in the
               Registration   Statement  will  be  duly  authorized  and  upon
               issuance will be validly issued, fully paid and non-assessable.





         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


   Very truly yours,

   /s/ Lawrence W. Inlow

   Lawrence W. Inlow
   Executive Vice President, Secretary and General Counsel